Exhibit 10.4

CONTRACT FOR LAND CONTRACRTING

No.: ______________________

Party A (Contract-Issuing Party): Shuguang Village Shuguang Station

Name of Legal Representative: Li Hongbo

Party B (Contracting Party): Shuguang

Name of Legal Representative: Ma Sanlin

In accordance with the provisions of the Regulations of Heilongjiang Province on Management of Rural Cooperative Economic Contracting Contracts, and in order to maintain the lawful rights and interests of the Parties hereto, the Parties shall conclude and enter into the Contract in line with the principles of equality, free will, and negotiation-based consensus.

I.	Party A contracts the following land to Party B for production and business operation during the period of from Jan. 1, 2018 to Dec. 31, 2023, namely the contracting period is six (6) years.

				Unit: Hectare	Yuan
Name of land plot	Grade	Area	Unit price	Amount	Remark
South of the large parcel of land in Shuguang Brigade		1.8	7500

Total					RMB13500

II.	Mode of payment of the Contracting Party (or the date of payment): The land rent shall be paid once every year, and shall be paid before every January 1.

III.	Other matters determined by the Parties through negotiation: Where the country provides other subsidies besides normal subsidies, such other subsidies shall be owned by Party B.

IV.	The Parties shall jointly observe the above clauses. Where any economic losses are caused for reason of breach of contract, the responsible party shall undertake such economic losses.

The Contract is made in three (3) copies, and shall be effective from the date of contract signing to Dec. 31, 2023.

Party A (Public Seal): Li Hongbo	Party B (Seal)

Party B’s Legal Representative (Seal): Ma Sanlin	Attestation Organ (Seal)

Date:	Date: